Exhibit 99.1

PRESS RELEASE

I-Sector Reports First Quarter Results

HOUSTON—(BUSINESS WIRE)—May 13, 2005—I-Sector Corporation (AMEX:ISR; “I-Sector” or the “Company”) today announced results for its first quarter ended March 31, 2005.

FINANCIAL RESULTS HIGHLIGHTS:

For the three months ended March 31, 2005, compared to the same period in the previous year:

•	Revenue increased 94.5% to 27.8 million from $14.3 million.

•	Gross margin was 17.7% compared to 24.8%.

•	Gross profit increased 38.9% to $4.9 million from $3.5 million.

•	Including the effect of two one-time, non-cash charges, net loss was $6.5 million. Excluding these two charges, net loss for the quarter was $213,000. This compares to net income of $39,000 in the previous year period.

•	Including the effect of the two one-time, non-cash charges, diluted loss per share was $1.25. Excluding the charges, diluted loss per share was $0.04. This compared to diluted earnings per share of $0.01 in the previous year period.

ONE-TIME, NON-CASH CHARGES:

During the quarter ended March 31, 2005, the Company recorded two one-time, non-cash charges that significantly impacted the quarter’s results:

•	A $5.7 million charge related to the exchange of the InterNetwork Experts, Inc. subsidiary stock options for I-Sector stock options on March 18, 2005 following the stockholder vote on such matter. Because this charge is related to the remeasurement of the exchanged stock options it is considered compensation expense and is therefore included in selling, general and administrative expenses on the financial statements.

•	A $566,000 charge to record the cumulative effect of a change in the application of the percentage-of-completion accounting method used to measure progress towards completion for customized software contracts for which project accounting is utilized in the Stratasoft, Inc. subsidiary software business (the “Stratasoft Accounting Change”). This change was made because the Company deemed the new methodology to be preferable. The change is expected to result in Stratasoft project revenue being recognized later in the project duration.

Commenting on the quarterly results, James H. Long, Chairman and Chief Executive Officer, stated, “Revenue for the quarter was substantially above the upper end of our previously provided guidance range of $25 million, with 94.5% year-over-year growth. Our bottom line results for the quarter were affected by a number of anomalies. We recorded a $5.7 million one-time, non-cash charge to earnings that resulted from the exchange of our InterNetwork Experts subsidiary stock options for Company stock options as previously reported. Resolving this matter simplified the Company’s capital structure and removed an obstacle to moving forward with the Company’s acquisition strategy. We also recorded a one-time, non-cash charge of $566,000 related to the Stratasoft Accounting Change. While InterNetwork Experts’ product revenue was above our expectations, posting 130% year-over-year growth, this division’s services revenues were low, relative to the strong product revenue. The stronger than expected product revenue was largely driven by the initial product shipments related to new contracts in our InterNetwork Experts business late in the quarter. InterNetwork Experts’ contract bookings increased throughout the quarter, which was encouraging. Because of the strength in contract bookings late in the quarter, service revenue associated with the deployment and installation of a significant portion of the product revenue recognized in the first quarter will be reflected in the second and third quarters. We were very pleased with the substantial amount of new contracts for our relatively new Netsurant post-sales IP communications service offering in the quarter. While our Netsurant managed service offering has not contributed significantly to historical revenue, the first quarter contract bookings, which increased total contracted Netsurant service business over five fold to over $4 million in a single quarter will contribute to increasing recurring services revenues over the next several years. First quarter Stratasoft revenue was reduced by both the Stratasoft Accounting Change and because several potential Stratasoft transactions that were expected to result in revenue in the first quarter were delayed and are now expected to result in revenue being recognized in the second quarter and beyond. Stratasoft revenue and operating results were generally weaker than we had expected, even excluding the Stratasoft Accounting Change. During the first quarter we collected substantial amounts of the significantly overdue DISD school contract accounts that had inflated accounts receivable as of December 31, 2004, which increased cash, eliminated interest bearing debt at March 31, 2005 and enabled us to resume activity on this contract. Customer demand during the quarter appeared to be strengthening, with revenue and new contract bookings coming in above our previous expectations, and when we look past all of the anomalies in the quarter we are pleased with the way the business is trending and we believe we are well positioned for the future.”

OUTLOOK:

The statements made in this Outlook section are made by the Company and are based on current expectations. These statements are forward-looking, and actual results may differ materially. Readers are cautioned to consider this fact and to pay particular attention to the statements made in the Safe Harbor Statement below. There are numerous risk factors that could negatively impact actual results. We base our outlook for the future on input received from our customers, sales staff and vendor partner input, our current view of market conditions, our internal goals for financial performance, our anticipated sales and marketing efforts, our anticipated vendor pricing for products that we resell to our customers, anticipated vendor incentive programs and our anticipated expense structure, some or all of which are impossible to predict with certainty.

With respect to the Company’s outlook for the upcoming twelve months:

•	Over the past several years we have achieved most of our revenue growth by increasing market share in Texas. Although we expect to continue to realize growth in our current Texas markets, we are now in the process of expanding our operations geographically. This expansion out of the Texas region is expected to occur by our acquiring existing businesses in other markets and opening branch offices in new markets. We expect this strategy to become a significant factor in our overall growth.

•	We expect gross margins on product sales to remain relatively flat compared to 2004, but fluctuations of one or two percentage points on a quarter-to-quarter basis may occur.

•	We expect to continue to expand our services offerings, and to increase our services gross margin percentage on service revenue, through continued marketing of our Netsurant branded post-sale support contracts for IP communications customers, as well as through continued growth of design and implementation revenues associated with product sales.

•	We have a goal of improving net profitability at a faster rate than the growth of revenue over the next twelve months, and we expect to achieve this goal by improving our gross margin percentage on sales and limiting the growth of our operating expenses relative to revenue growth.

Our current expectation for revenue for the quarter ending June 30, 2005, excluding the effect of any future acquisitions, is for revenue of $30 million to $33 million, which represents revenue growth of approximately 38% to 51% compared to the corresponding prior year period revenue of $21.8 million.

Regarding the Company’s expectations for the future, Mr. Long stated “Our InterNetwork Experts business built significant momentum throughout the first quarter, positioning us for a strong second quarter. While the services revenue associated with a significant amount of InterNetwork Experts’ first quarter products business was not recognized in the first quarter, this service revenue backlog will result in higher-than-normal service revenue in the second quarter. In addition, the substantial bookings of new Netsurant support contracts in the first quarter materially increased our backlog of contracted Netsurant business, and will contribute to improved recurring services revenues over the next several years. Overall, customer demand appears to be strengthening recently. Stratasoft’s pipeline of potential new business includes a number of significant expected contracts, which if closed in the second quarter as expected, will provide growth in Stratasoft revenue over the next several quarters. While our relatively new Netsurant service offering have contributed only a very small portion of total revenue historically, the significant Netsurant contracts booked in the first quarter will materially improve our recurring services revenue over the next several years as compared to the past. Because some of our higher margin service and software category business moved from the first quarter into the second quarter, the boost in higher margin category business in the second quarter should improve gross margin in the second quarter. Our second quarter expectations are improved from our prior expectations, and we believe the first half 2005 outlook, in total, remains on track, to slightly improved, as compared to our previous expectations. With the InterNetwork Experts minority interest matter resolved, which was essential prior to making any acquisitions, the Company is now positioned to enter new markets with acquisitions in the near future.”

CONFERENCE CALL:

An investor conference call and webcast will be held by the Company today, starting at 10:00 a.m. Eastern Time to present the results and updated outlook as well as provide an opportunity to answer investors’ questions in a public format. The conference call is expected to last approximately 45 minutes, and will be limited to a maximum duration of 60 minutes.

James Long, Chairman and Chief Executive Officer, Mark Hilz, President and Chief Operating Officer, and Brian Fontana, Chief Financial Officer, will be on the call to discuss the quarter’s results and answer investors’ questions.

To access the conference call within the U.S., dial (800) 894-5910. For international/toll access, dial (785) 424-1052.

The conference call will begin promptly at 10:00 a.m. Eastern Daylight Time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.

Beginning approximately one hour after the end of the conference call, a replay of the conference call will be accessible by calling either (800) 839-4514 or (402) 220-2680. The archived audio replay will be made available at least until the Company’s next financial results conference call.

SAFE HARBOR STATEMENT:

The statements contained in this document and during the related conference call that are not statements of historical fact (including in particular the statements made in the Outlook section and Mr. Long’s quotes above) including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•	Market and economic conditions, including capital expenditures by enterprises for communications products and services.

•	The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	Whether we obtain anticipated contracts and other business, and the timing of obtaining same.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•	The Company’s ability to attract and retain key management, sales and technical staff

•	Risks associated with entry into new markets.

•	Broad market acceptance of IP telephony in general and Cisco-centric products and technology in particular.

•	The Company’s ability to finance continued growth.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•	Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K for the year 2004, which is available on the Company’s web site in PDF format at
www.I-Sector.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT I-SECTOR CORPORATION:

I-Sector Corporation, headquartered in Houston, Texas (AMEX:ISR — News), is engaged in the area of providing information and communications technology, with a particular focus on Cisco-centric IP Communications solutions. Additional information about I-Sector is available on the Internet at www.I-Sector.com.

CONTACT:

I-Sector Corporation
Brian Fontana, Chief Financial Officer, 713-795-2000

or

PR Financial Marketing LLC
Jim Blackman, 713-256-0369
jimblackman@prfinancialmarketing.com

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	December 31,	March 31,
	2004	2005
		(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$4,773	$7,185
Accounts and notes receivable, net of allowance of $2,146 and $2,366	30,127	26,921
Inventory	1,159	849
Cost and estimated earnings in excess of billings	1,663	948
Other current assets	310	355

Total current assets	38,032	36,258

Property and equipment, net of accumulated depreciation of $2,397 and $2,511	1,787	1,778
Notes receivable, long-term, net of allowance of $250 and $250	207	60
Intangible assets, net of accumulated amortization of $1,005 and $1,111	1,113	2,415

Total Assets	$41,139	$40,511

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:

Notes payable and current portion of long-term debt	$8,220	$101
Accounts payable	10,675	15,926
Billings in excess of cost and estimated earnings	63	786
Other current liabilities	5,931	6,992

Total current liabilities	24,889	23,805

Long-term debt	122	94
Minority interest	279	—

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—
Common stock, $.01 par value, 15,000,000 shares authorized, 5,201,354 and 5,454,534 issued	52	54
Additional paid in capital	17,513	24,782
Retained deficit	(1,716)	(8,224)

Total stockholders’ equity	15,849	16,612

Total Liabilities and Stockholders’ Equity	$41,139	$40,511

I-SECTOR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2004	2005
Revenue:
Products	$10,194	$23,534
Services	1,944	2,793
Custom projects	2,137	1,441

Total revenue	14,275	27,768

Cost of goods and services:
Products	8,491	20,188
Services	1,286	1,936
Custom projects	962	732

Total cost of goods and services	10,739	22,856

Gross profit	3,536	4,912
Selling, general and administrative expenses	3,499	10,784

Operating income (loss)	37	(5,872)
Interest and other income, net	19	(47)

Income (loss) from continuing operations before income taxes	56	(5,919)
Income taxes	5	—

Net income (loss) from continuing operations before minority interest	51	(5,919)
Minority interest		(23)

Net income (loss) from continuing operations	51	(5,942)

Discontinued operations:
Loss on disposal of discontinued operations, net of taxes	(12)	—

Net income (loss) before cumulative effect of change in accounting method	39	(5,942)
Cumulative effect of change in application of percentage of completion method	—	(566)

Net income (loss)	$39	$(6,508)

Net income (loss) per share:

Basic:
Income (loss) from continuing operations before minority interest	$0.01	$(1.14)
Minority interest	—	—
Loss on disposal of discontinued operations, net of taxes	—	—
Cumulative effect of change in accounting method	—	(.11)

Net income (loss) per share	$0.01	$(1.25)

Diluted:
Income (loss) from continuing operations before minority interest	$0.01	$(1.14)
Minority interest	—	—
Loss on disposal of discontinued operations, net of taxes	—	—
Cumulative effect of change in accounting method	—	(.11)

Net income (loss) per share	$0.01	$(1.25)

Shares used in computing net income (loss) per share:
Basic	3,978,407	5,210,794

Diluted	4,544,406	5,210,794

I-SECTOR CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)

	Three months ended March 31,
	2004		2005
	Amount	%	Amount	%
		(Dollars in thousands)
Revenue:
INX product	$10,061	70.5	$23,154	83.2
INX service	913	6.4	1,508	5.4

Total INX revenue	10,974	76.9	24,661	88.6

Stratasoft – Custom projects	2,137	15.0	1,507	5.4

Valerent product	334	2.4	402	1.4
Valerent service	1,031	7.2	1,285	4.6

Total Valerent revenue	1,365	9.6	1,365	6.1

Eliminations revenue	(201)	(1.5)	(21)	(0.1)

Total revenue	14,275	100.0	27,834	100.0
Gross profit:
INX product	1,679	16.7	3,270	14.1
INX service	324	35.5	324	21.5

Total INX gross profit	2,003	18.3	3,594	14.6
Stratasoft – Custom projects	1,175	55.0	765	50.8

Valerent product	24	7.2	9	2.2
Valerent service	334	32.4	533	41.5

Total Valerent gross profit	358	26.2	542	32.1

Total gross profit	3,536	24.8	4,901	17.6
Selling, general and administrative expenses:
INX	1,884	17.2	2,957	12.0
Stratasoft	1,020	47.7	1,241	82.3
Valerent	390	28.6	540	32.0
Corporate	205	N/A	6,063	N/A

Total selling, general and administrative expenses	3,499	24.5	10,801	38.8
Operating income (loss):
INX	119	1.1	637	2.6
Stratasoft	155	7.3	(476)	(31.6)
Valerent	(32)	(2.3)	2	0.1
Corporate	(205)	N/A	(6,063)	N/A

Total operating (loss) income	37	0.3	(5,900)	(21.2)
Interest and other income (expense), net	19	0.1	(47)	(0.2)

Income from continuing operations before income taxes	56	0.4	(5,948)	(21.4)
Income tax expense (benefit)	5	0.0	—	0.0

Net income from continuing operations before minority interest	51	0.4	(5,948)	(21.4)
Minority interest	—	0.0	(23)	(0.0)
Discontinued operations:	—	0.0	—	—
Gain (loss) on disposal, net of taxes	(12)	(0.1)	—	—

Net income	$39	0.3	$(5,970)	(21.5)

I-SECTOR CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)

	Three months ended March 31,
	2004		2005
	Amount	%	Amount	%
		(Dollars in thousands)
Revenue:
INX product	$10,061	70.5	$23,153	83.4
INX service	913	6.4	1,508	5.4

Total INX revenue	10,974	76.9	24,661	88.8

Stratasoft – Custom projects	2,137	15.0	1,441	5.2

Valerent product	334	2.4	402	1.5
Valerent service	1,031	7.2	1,285	4.6

Total Valerent revenue	1,365	9.6	1,687	6.1

Eliminations revenue	(201)	(1.5)	(21)	(0.1)

Total revenue	14,275	100.0	27,768	100.0
Gross profit:
INX product	1,679	16.7	3,337	14.4
INX service	324	35.5	324	21.5

Total INX gross profit	2,003	18.3	3,661	14.8
Stratasoft – Custom projects	1,175	55.0	709	49.2

Valerent product	24	7.2	9	2.2
Valerent service	334	32.4	533	41.5

Total Valerent gross profit	358	26.2	542	32.1

Total gross profit	3,536	24.8	4,912	17.7
Selling, general and administrative expenses:
INX	1,884	17.2	2,947	12.0
Stratasoft	1,020	47.7	1,234	85.6
Valerent	390	28.6	540	32.0
Corporate	205	N/A	6,063	N/A

Total selling, general and administrative expenses	3,499	24.5	10,784	38.8
Operating income (loss):
INX	119	1.1	714	2.9
Stratasoft	155	7.3	(525)	(36.4)
Valerent	(32)	(2.3)	2	0.1
Corporate	(205)	N/A	(6,063)	N/A

Total operating (loss) income	37	0.3	(5,872)	(21.1)
Interest and other income (expense), net	19	0.1	(47)	(0.2)

Income (loss) from continuing operations before income taxes	56	0.4	(5,919)	(21.3)
Income tax expense	5	0.0	—	0.0

Net income (loss) from continuing operations before minority interest	51	0.4	(5,919)	(21.3)
Minority interest	—	0.0	(23)	(0.1)
Discontinued operations	—	0.0	—	—
Gain (loss) on disposal, net of taxes	(12)	(0.1)	—	—

Net income (loss) before change in accounting method	39	0.3	(5,942)	(21.4)
Cumulative effect of change in application of percentage of completion method	—	—	(566)	(2.0)

Net income (loss)	$39	0.3	$(6,508)	(23.4)